EXHIBIT 1

                            AGREEMENT TO FILE JOINTLY

Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares (including warrants to purchase shares) of Vista Gold Corp. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.


Date:  May 3, 2002               Global Resource Investments Ltd.

                                 By: Rule Investments, Inc., its general partner


                                 By: /s/ Arthur Richards Rule
                                     -------------------------------
                                     Arthur Richards Rule, President


Date:  May 3, 2002               Rule Investments, Inc.


                                 By: /s/ Arthur Richards Rule
                                     -------------------------------
                                 Arthur Richards Rule, President